Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-194059) and Form S-8 (File Nos. 333-149822, 333-149821, 333-181298), of Philip Morris International Inc. of our report dated February 2, 2017 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers SA

/s/ BARRY J. MISTHAL	/s/ DR. MICHAEL ABRESCH

Barry J. Misthal	Dr. Michael Abresch
Lausanne, Switzerland
February 14, 2017